EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus and the Registration Statement on Form S-1 of TriLinc Global Impact Fund, LLC of our report dated October 24, 2012, relating to the balance sheet as of May 17, 2012, and the statements of operations, changes in member’s equity, and cash flows for the period from April 30, 2012 (date of inception) to May 17, 2012 and to the use of our name as it appears under the caption “Experts.”

/s/ SS&G, Inc.

Akron, Ohio

December 24, 2012